EXHIBIT 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Fifth Amendment”) is executed and entered into this 30th day of January, 2009 by and between CTI Industries Corporation, an Illinois corporation and CTI Helium, Inc., an Illinois corporation (collectively the “Borrower”) and RBS Citizens, N.A., successor  by merger to Charter One Bank, N.A., a national banking association (“Bank”) and amends, as of the effective date hereof, the Loan and Security Agreement between the parties dated February 1, 2006, as amended by the First Amendment to Loan and Security Agreement dated June, 2006, the Second Amendment to Loan and Security Agreement dated December 6, 2006, the Third Amendment to Loan and Security Agreement dated November 13, 2007, and the Fourth Amendment to Loan and Security Agreement dated April 15, 2008 (collectively the “Loan Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

For and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Agreement is hereby amended as follows:

1.           The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement shall be amended in it entirety to read as follows:

     “Applicable Margin” shall mean the rate per annum added to the Base Rate to determine the Revolving Interest Rate, Term Interest Rate and Mortgage Interest Rate, as determined by the ratio of Senior Debt to consolidated EBITDA of the Borrower and its Subsidiaries for the twelve month period ending as of the end of the prior fiscal quarter, effective as of any Interest Rate Change Date, as set forth below:

Ratio of Senior
Debt to EBITDA	Applicable Margin

Greater than or equal to 4.00	1.50%
to 1.00

Greater than or equal to 3.50	1.25%
to 1.00; less than 4.00 to 1.00

Greater than or equal to 3.25	1.00%
to 1.00; less than 3.50 to 1.00

Greater than or equal to 2.75	0.75%
to 1.00; less than 3.25 to 1.00

Less than 2.75 to 1.00	0.50%.

2.           The definition of “Letter of Credit Rate” in Section 1.1 of the Loan Agreement shall be amended in its entirety to read as follows:

          “Letter of Credit Rate” shall mean the per annum rate as determined by the ratio of the Senior Debt to the consolidated EBITDA of the Borrower and its Subsidiaries for the twelve month period ending as to the end of the fiscal quarter most recently ended at the time of the issuance of a Letter of Credit, as set forth below:

Ratio of Senior
Debt to EBITDA	Letter of Credit Rate

Greater than or equal to 4.00	2.50%
to 1.00

Greater than or equal to 3.50	2.25%
to 1.00; less than 4.00 to 1.00

Less than 3.50 to 1.00	2.00%

3.           The definition of “Non-Utilization Fee Rate” in Section 1.1 of the Loan Agreement shall be amended in its entirety to read as follows:

       “Non-Utilization Fee Rate” shall mean the per annum rate as determined by the ratio of the Senior Debt to the consolidated EBITDA of the Borrower and its Subsidiaries for the twelve month period ending as of the end of the prior fiscal quarter, as set forth below:

Ratio of Senior
Debt to EBITDA	Non-Utilization Fee Rate

Greater than or equal to 4.00	0.50%
to 1.00

Greater than or equal to 3.50	0.35%
to 1.00; less than 4.00 to 1.00

Less than 3.50 to 1.00	0.25%

4.           The definition of “Revolving Loan Maturity Date” as set forth in Section 1.1 of the Loan Agreement shall be amended in its entirety to read as follows:

“Revolving Loan Maturity Date” shall mean January 31, 2010, unless extended by the Bank pursuant to any modification , extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion is substitution for the Revolving Note.

5.           Section 8.11 of the Loan Agreement shall be amended in its entirety to read as follows:

          “Borrowing Base Certificate.  The Borrower shall, on Wednesday of every other week deliver to the Bank a Borrowing Base Certificate dated as of the last Business Day of the prior week, certified as true and correct by an authorized representative of the Borrower and acceptable to the Bank in its sole and absolute discretion; provided, however,  at any time an Event of Default exists, the Bank may require the Borrower to deliver Borrowing Base Certificates more frequently.”

6.           Section 10.3 of the Loan Agreement shall be amended in its entirety to read as follows:

      10.3  Senior Debt to EBITDA.  As of the end of each of its fiscal quarters set forth below, the Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated Senior  Debt; to (b) consolidated EBITDA for the twelve month period ending on the last day of such fiscal quarter, of not greater than the following:

Senior Debt
Computation Period Ending	to EBITDA

March 31, 2009-June 30, 2009	3.25 to 1.00

September 30, 2009 and thereafter	3.00 to 1.00

7.           The effectiveness of this Fifth Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)	Bank shall have accepted this Fifth Amendment in the spaces provided for that purpose below.

(b)	The Guaranties shall have been reaffirmed by the Guarantors.

(c)
Except as set forth herein, the Borrower shall be in full compliance with the terms of the Loan Documents and no Event of Default or Unmatured Event of Default shall have occurred or be continuing after giving effect to this Fifth Amendment.

(d)	Borrower shall have paid Bank a waiver/modification fee of $31,500.00.

(e)	Borrower shall have delivered certified copies of Board of Director resolutions authorizing this Fifth Amendment.

(f)
All other legal matters incident to the execution and delivery hereof contemplated hereby and to the transaction contemplated hereby (including the delivery of ancillary documentation requested by Bank) shall be satisfactory to Bank and its counsel.

8.           To the extent the terms of this Fifth Amendment conflict with the terms of the Loan Agreement, the terms hereof shall be controlling.  Except as specifically amended hereby, the Loan Agreement shall remain unchanged and in full force and effect.  The Loan Agreement, as amended hereby, and all rights and powers created thereby and thereunder are in all respects ratified and confirmed.  This Fifth Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed an original, but all such counterparts together shall constitute but one and the same Fifth Amendment.  This Fifth Amendment shall be binding upon and inure to the benefit of the Bank and the Borrower, and their respective successors and assigns.  This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

CTI Helium, Inc.	CTI Industries Corporation

By: /s/ Stephen M. Merrick	By: /s/ Stephen M. Merrick

Title: Executive Vice President	Title: Executive Vice President

BANK:

RBS Citizens, N.A., successor by merger to Charter One Bank, N.A.

By: /s/ Timothy J. Moran

Title: Senior Vice President

[Fifth Amendment to Loan and Security Agreement]